Exhibit 10.15

                                PROMISSORY NOTE

U.S. $1,000,000.00               Houston, Texas                    June 10, 1996


         For value received, the undersigned, DRILLERS, INC., a Texas corporation (the "Maker"), hereby promises to pay to the order of NOREX DRILLING LTD., a Bermuda corporation (the "Payee"), at Cedar House, 41 Cedar Avenue, Hamilton, HM-12, Bermuda, or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate in writing, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). Interest shall accrue on the unpaid principal indebtedness represented by this Promissory Note (the "Note") at the per annum rate of twelve percent (12%), with no compounding.

         The principal and interest evidenced by this Note shall be payable on the first of the following dates to occur: (i) October 31, 1996, or (ii) the Closing Date, as such term is defined in that certain Agreement and Plan of Merger dated May 7, 1996 between DI Industries, Inc., a Texas corporation, and Somerset Investment Corp., a Texas corporation.

         All past due installments of principal shall bear interest at the rate of fifteen percent (15%) per annum. All payments shall first be applied to accrued interest, if any, with the balance of the payment reducing the unpaid principal balance hereof.

         The Maker may from time to time prepay this Note, in whole or in part, without notice or penalty.

         The occurrence or existence of any of the following events or conditions shall constitute an "Event of Default":

         (a) the failure of the Maker to pay when due any of the payments required pursuant to this Note, and such failure is not cured within three (3) days of written notice thereof;

         (b) the assignment by the Maker of any of its assets for the benefit of its creditors or the application by the Maker to any court for the appointment of a trustee or receiver for any of the assets of the Maker or the commencement of any proceedings relating to the Maker under any bankruptcy, reorganization, arrangement, readjustment of debts or other insolvency law of any jurisdiction, or the entering of an order appointing such trustee or receiver or adjudicating the Maker bankrupt or insolvent or approving the petition in any such proceedings; or

         (c) the occurrence of any event of default specified in that certain Security Agreement dated the date hereof delivered by the Maker to the Payee.

                                                   Initial for Identification

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         If an Event of Default shall occur, the holder hereof may, at the option of the holder, without demand, notice or presentment, declare the entire unpaid principal balance of this Note, together with all accrued unpaid interest thereon, to be due and payable immediately. Upon any such declaration, the principal of this Note and any such accrued interest shall become and be immediately due and payable, and the holder hereof may thereupon proceed to protect and enforce the obligations of the Maker hereunder either by suit in equity or by action of law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder hereof, including the right to foreclose or otherwise enforce all liens or security interests securing payment hereof.

         If an Event of Default shall occur and this Note is placed in the hands of an attorney for collection, or if suit is filed hereon, or if this Note shall be collected by legal proceedings or through a probate or bankruptcy court, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

         The Maker waives notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consents to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the Maker without notice to any other party, and to grant any such party any extension of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without any way affecting the personal liability of any party hereunder.

         All agreements between the Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest paid or agreed to be paid to the holder thereof exceed the maximum amount permissible under applicable law. The Maker agrees that during the full term hereof the maximum lawful interest for this Note determined under Texas law shall be the Indicated Rate Ceiling as specified in
Article 5069-1.04 of V.A.T.S. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of this Note until payment in full of the principal of this Note (including the period of any renewal or extension hereof) so that the rate of interest hereon is uniform throughout the term hereof. This paragraph shall control all agreements between the undersigned and the holder hereof relating to the obligations evidenced by this Note.

         This Note shall be construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in Texas.

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         Any notice to be given pursuant to this Note to the Makers shall be given at 450 Gears Road, Suite 625, Houston, Texas 77067. Any notice to be given pursuant to this Note to the Payee or any holder hereof shall be given at the address indicated in the first paragraph of this Note.

         Any check, draft, money order or other instrument given in payment of all or any portion of any amounts due hereunder may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to the indebtedness in the manner elsewhere herein provided.

         It is agreed that time is of the essence with respect to this Note.

                                              DRILLERS, INC.,
                                              a Texas corporation

                                              By:/S/ BILL R. MERCHANT
                                                     Bill R. Merchant, Treasurer

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                                                   Initial for Identification

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